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                                                                   EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-78265) of our report dated March 1, 1999 relating to the financial statements and financial statement schedule, which appears in Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Post-Effective Amendment No. 1.



/s/ PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 8, 1999